EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of 4Kids Entertainment, Inc. on Form S-8 of our report dated March 29, 1999, appearing in the Annual Report on Form 10-K of 4Kids Entertainment, Inc. for the year ended December 31, 1998.


Deloitte & Touche LLP
New York, New York
July 16, 1999